Exhibit 10.5

Worldwide Blue Ocean Technologies, L.L.C.
2705 Canton Street
Dallas, Texas  75226
469.227.7806
469.227.7955

December 1, 2003

Mr. John Mills, Member

Mr. Charlie Parker, Member

OutBack Management Services, L.L.C.

Gentlemen:

This letter is intended to reflect our understanding regarding the grant to OutBack Management Services, L.L.C. (“OutBack”) of an interest in Worldwide Blue Ocean Wireless Communications, L.L.C. (“WBOW”).

As you know, OutBack has contributed assets to WBOW in exchange for a 50% ownership interest in WBOW, which OutBack subsequently sold to Worldwide Blue Ocean Technologies, L.L.C. (“WBOT”).  WBOT acknowledges that WBOW is entering into a management services agreement with OutBack, which contemplates the provision of management services to WBOW in accordance with the form of Memorandum of Understanding dated effective December 1, 2003.  WBOT also acknowledges that OutBack’s initial contribution of assets to WBOW did not compensate OutBack for management services rendered to the business of WBOW prior to December 1, 2003.

Accordingly, WBOT hereby transfers and assigns to OutBack a ten percent (10%) ownership interest in WBOW, in consideration of management services rendered to the business of WBOW to date.

OutBack has had an opportunity (i) to discuss WBOW’s business, management and financial affairs with WBOW’s management, (ii) to review WBOW’s business plans and other information that OutBack deemed necessary to evaluate any investment in WBOW, and (iii) to ask questions of officers of WBOW, which questions have been answered to OutBack’s satisfaction.  OutBack (a) is an “accredited investor” as defined under Regulation D of the rules promulgated under the Securities Act of 1933 or, if not an accredited investor, (b) has such knowledge and experience in financial and business matters, either alone or with its purchaser representative(s), that it is capable of evaluating the merits and risks of a prospective investment in WBOW.  OutBack is acquiring the interest in WBOW for its own account for investment purposes and not with a view to or for resale in connection with any distribution or public offering thereof within the meaning of the Securities Act of 1933.  OutBack is acquiring the interest in WBOW in the State of Texas.

Contemporaneously with the execution of this letter agreement, OutBack shall execute the Regulations of WBOW, which shall govern its rights with respect to the interest in WBOW owned by OutBack.

If the foregoing represents the substance of our agreement, please so indicate by signing one copy of this letter and returning to my attention.  Thank you.

Sincerely,

Dennis McLaughlin,	/s/ Dennis McLaughlin

AGREED:

OutBack Management Services, L.L.C.

By:	/s/ John Mills
John Mills, Member

By:	/s/ Charlie Parker
Charlie Parker, Member